                                                                      Exhibit 23







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49167) of Littlefield, Adams & Company (the "Company") of our report dated February 25, 1999 appearing on page F-1 of this December 31, 1998 Form 10-K. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our report.



Dayton, Ohio                                         /S/ ARTHUR ANDERSEN LLP
March 26, 1999